GENERAL BILL OF SALE

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



                  This General Bill of Sale, Assignment and Assumption Agreement is made and entered into as of the 25th day of June, 1996, by and between, on the one hand, Interfilm, Inc., a Delaware corporation ("IFI"), and Interfilm Technologies, Inc., a New York corporation (collectively, "Seller"), and, on the other hand, the Interfilm Stockholders Limited Partnership, a Delaware limited partnership ("Buyer") with reference to the following:

                  A. IFI has entered into that certain Agreement and Plan of Reorganization, dated as of April 12, 1996, as amended, by and among IFI, Interfilm Acquisition Corp., a New Mexico corporation and wholly-owned subsidiary of Interfilm, Inc., and RhoMed Incorporated, a New Mexico corporation (the "Agreement").

                  B. Pursuant to the Agreement, IFI has agreed to transfer to Buyer certain interests and assets of IFI and its subsidiaries (the "Assets") described on Exhibit A, which Exhibit A is attached hereto and incorporated herein by this reference.

                  C. Buyer has agreed to assume from Seller, certain "Obligations" of Seller defined below.

                  D. Buyer and Seller desire to consummate the transfer of the Assets and the assumption of the Obligations immediately after the "Effective Time" as such term is defined in the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                           1. Assignment. For valuable consideration, the
receipt and sufficiency of which Seller hereby acknowledges, Seller, pursuant to and in compliance with the Agreement, does hereby sell, convey, transfer, assign and deliver to Buyer, and Buyer does hereby accept from Seller, all of Seller's right, title and interest in and to all of the Assets:

                  TO HAVE AND TO HOLD all such Assets hereby assigned, transferred and conveyed unto Buyer, its successors and assigns, to its and their own use and behalf forever.











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                  2. Assumption.

                  In consideration of such transfer, and subject in each case to the provisions of the Agreement with respect thereto, Buyer hereby agrees to assume those liabilities set forth on Exhibit B attached hereto (the "Obligations").

                  3. Benefits of Agreement.

                  This General Bill of Sale, Assignment and Assumption Agreement shall not constitute an assignment of any claim, contract, permit, franchise or license if the attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof. If such consent is not obtained, or if any attempted assign ment thereof would be ineffective so that Buyer would not in fact receive all such rights, then, upon reasonable notice to Seller, Buyer may act as the attorney-in-fact of Seller in order to obtain for Buyer the benefits thereunder, as provided in the following Paragraph 3.

                  4. Further Assurances. Seller shall, at any time and from time to time after the date hereof, upon the request of Buyer, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Buyer any and all of the interests and assets hereby transferred to Buyer. Subject to the terms of the Agreement and without limiting the generality of the foregoing, Seller hereby appoints Buyer, and its successors and assigns, the true and lawful attorney of Seller, in the name of Buyer or in the name of Seller but for the benefit and at the expense of Buyer, to demand and receive any and all interests and assets hereby transferred; to give releases and acquittances for or in respect of the same or any part thereof; to endorse, collect and deposit any checks, drafts or other instruments payable to Seller which constitute accounts receivable hereby assigned or which relate to payments for goods and/or services provided by Seller or Buyer in connection with the accounts or rights under contract hereby assigned; to institute and prosecute at Buyer's expense, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer, or its successors and assigns, may deem necessary or advisable to collect, assert or enforce any claim, right, title, debt or account hereby assigned; and to defend and compromise any and all actions, suits or proceedings in respect of any of the interests and assets hereby assigned that Buyer, or its successors or assigns, shall deem necessary or advisable. Assignor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall keep Seller regularly and promptly informed of all of its actions taken herein with respect to the litigation described on Exhibit A, Section 1, the Patents described on Exhibit A, Section 2,





                                                   2






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any equipment described on Exhibit A, Section 3 (provided any such equipment is sold for a minimum of $5,000) and any litigation involving any of the assets set forth on Exhibit A or any of the liabilities set forth on Exhibit B.





                  5. Other Instruments. It is understood that Seller, contemporaneously with the execution and delivery of this General Bill of Sale, Assignment and Assumption Agreement, is further executing and delivering to Buyer certain other assign ments and instruments of transfer which in particular cover certain of the interests and assets hereinabove assigned, the purpose of which is to supplement, facilitate and other wise implement the transfers intended hereby.



                                                   3





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                  6. Successors and Assigns. This Instrument and the covenants and agreements herein contained shall inure to the benefit of and shall bind the respective parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this General Bill of Sale, Assignment and Assumption Agreement as of the date set forth above.

                                 "Seller"

                                 Interfilm, Inc.


                                 By:  /s/ William Franzblau
                                     -------------------------------
                                     Its:  COO/EVP
                                         ---------------------------


                                 Interfilm Technologies, Inc.


                                 By:  /s/ William Franzblau
                                     -------------------------------
                                     Its:  EVP
                                         ---------------------------



                                 "Buyer"

                                 Interfilm Stockholders Limited Partnership

                                 By:      Fab Five, Inc., general partner


                                         By:  /s/ William Franzblau
                                          -------------------------------
                                     Its:  President
                                          -------------------------------




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                                   EXHIBIT A
                                   ---------

                                    ASSETS
                                    ------


                  1. All of the rights and responsibilities in connection with the litigation captioned "Interfilm, Inc. and Interfilm Technologies, Inc. against Advanced Exhibition Corporation, et. al.," Index No. 601990/96, in the Superior Court of the State of New York, including, but not limited to, the right to receive all net proceeds of any judgment or settlement thereof, and the responsibility to pay any out-of-pocket expenses in excess of the amount that has been escrowed for such expenses.

                  2. U.S. Patent No. 5,465,384 and U.S. Patent No. 4,746,994.

                  3. All IT Systems located in various theaters owned by Seller and any revenue received from the sale thereof.

                  4. Any refund to Seller of an insurance premium by Sedgewick Insurance Company.

                  5. Any refund of the bond posted with the State of California relating to sales tax.

                  6. Any net proceeds generated by the enforcement of any judgment or settlement relating to the litigation between Interfilm, Inc. and Ground Control.

                  7. The cash balance contained in Account No. 266011809 with the Republic National Bank of New York, 415 Madison Avenue, New York, New York 10017.











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                                   EXHIBIT B
                                   ---------



Sony Electronics                            1,587.73

Sony Theaters                               2,221.84

Loeb & Loeb LLP                             all unpaid bills, if any


Contingent Liabilities
- ----------------------

Pioneer Electronics                        13,000 (approximate)

CFI                                         5,000 (approximate)

Amounts due under Employment Contracts dated October 28, 1993 between Interfilm, Inc. and each of William Franzblau, Bob Bejan, Brian Cooper, Jim Sorensen and David Goret, all as revised by Amendments dated March, 1996 with respect to payment of accrued compensation as reflected on the February 28, 1996 Consolidated Balance Sheet.


Note to Irv Fuller -   Principal Amount:  176,000 plus accrued interest

Note to Paul Selwyn -  Principal Amount:   88,000 plus accrued interest









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                              PATENT ASSIGNMENT

                  WHEREAS, Interfilm, Inc., a Delaware corporation, having a principal place of business at 110 Greene Street, Suite 601, New York, New York 10012, hereinafter referred to as the Assignor, is the owner of the entire right, title and interest in and to U.S. Patent No. 4,746,994, hereinafter referred to as the Patent;


                  WHEREAS, the Interfilm Stockholders Limited Partnership, a Delaware limited partnership, having a general partner Fab Five, Inc. located at 110 Greene Street,Suite 601, New York, New York 10012, hereinafter referred to as the Assignee, is desirous of acquiring the entire right, title and interest in and to said Patent;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby presents, sells, transfers, conveys and assigns to Assignee, its successors and assigns, its entire right, title, and interest in and to the patent and inventions described and claimed therein, and in and to any divisions or continuations or continuations-in-part or reissues of said Patent, together with, but not limited to, all rights to profits and damages for past infringements of said Patent, the same to be held and enjoyed by Assignee for its own use and for the use of its successors and assigns as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.


                  Signed and sealed this 25 day of June, 1996.

                                    INTERFILM, INC.


                                  By:  /s/ William Franzblau
                                     -------------------------------
                                     Name:  /s/ William Franzblau
                                          --------------------------
                                     Title:  COO/EVP
                                           -------------------------

County of New York     )
          ------------ )  ss.
State of  New York     )
          ------------

Subscribed and sworn before me this    day of June, 1996

/s/Robert P. Wessely
- --------------------
Notary Public                                               (OFFICIAL SEAL)


               [NOTARY STAMP]







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                              PATENT ASSIGNMENT

                  WHEREAS, Technologies, Inc., a New York corporation, having a principal place of business at 110 Greene Street, Suite 601, New York, New
York 10012, hereinafter referred to as the Assignor, is the owner of the entire right, title and interest in and to U.S. Patent No. 35,465,384, hereinafter referred to as the Patent;


                  WHEREAS, the Interfilm Stockholders Limited Partnership, a Delaware limited partnership, having a general partner Fab Five, Inc. located at 110 Greene Street,Suite 601, New York, New York 10012, hereinafter referred to as the Assignee, is desirous of acquiring the entire right, title and interest in and to said Patent;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby presents, sells, transfers, conveys and assigns to Assignee, its successors and assigns, its entire right, title, and interest in and to the patent and inventions described and claimed therein, and in and to any divisions or continuations or continuations-in-part or reissues of said Patent, together with, but not limited to, all rights to profits and damages for past infringements of said Patent, the same to be held and enjoyed by Assignee for its own use and for the use of its successors and assigns as fully and entirely as the same would have been held and enjoyed by Assignor if this assignment and sale had not been made.


                  Signed and sealed this 25 day of June, 1996.

                                    INTERFILM, TECHNOLOGIES, INC.


                                  By:  /s/ William Franzblau
                                     -------------------------------
                                     Name:  /s/ William Franzblau
                                          --------------------------
                                     Title:  EVP
                                           -------------------------

County of New York     )
          ------------ )  ss.
State of  New York     )
          ------------

Subscribed and sworn before me this   day of June, 1996

/s/Robert P. Wessely
- --------------------
Notary Public                                               (OFFICIAL SEAL)


                               ROBERT P. WESSELY
                        NOTARY PUBLIC, State of New York
                                  No. 4624535
                          Qualified in New York County
                        Commission Expires Oct. 31, 1996